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                   24.2 TO POST-EFFECTIVE AMENDMENT NO. 3



                    BOULAY, HEUTMAKER, ZIBELL &CO.  P.L.L.P.
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS





We consent to the incorporation by reference in this Registration Statement of American Church Mortgage Company on Form S- I I of our report dated March 12, 1996, appearing in (or incorporation by reference in) the Registration Statement on Form S- I I of American Church Mortgage Company for the year ended December 31, 1995.


     Boulay, Heutmaker, Zibell & Co. P.L.L.P.
     Certified Public Accountants

     Minneapolis, Minnesota
     September 6, 1996